Exhibit 99.1

DarkPulse, Inc. Announces Approval of Additional One-Month Extension to Complete its Initial Business

Combination

HOUSTON, TEXAS, April 7, 2023 (PR NEWSWIRE) -- DarkPulse, Inc. (“DarkPulse” or the “Company”) today announced that the Board of Directors of Global System Dynamics, Inc. (Nasdaq: GSD) (“GSD”) has approved its request for an additional one-month extension to complete the initial business combination. Per the terms of the agreement, DarkPulse deposited $83,947.13 (representing an additional $0.0625 per public share) into GSD’s trust account for the benefit of its public stockholders. This additional contribution enables GSD to extend the date by which it has to complete its initial business combination from April 9, 2023 to May 9, 2023.

Dennis O'Leary, Founder & Chief Executive Officer of DarkPulse stated, “I am pleased to report that GSD’s Board of Directors has approved our request for an additional one-month extension to complete the business combination. We remain as committed as ever to completing the transaction with GSD in order to further invest in our mission to deliver best-in-class infrastructure solutions to a massive end market.” DarkPulse’s contribution was funded as a non-interest bearing loan that will either be paid upon earlier of consummation of an initial business combination or GSD’s liquidation, if there are funds available outside of GSD’s trust account.

About DarkPulse, Inc.

DarkPulse, Inc. (OTC: DPLS) is a company that uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses allowing for advanced structural monitoring of infrastructure in Smart Cities. For more information, please visit www.darkpulse.com and follow DarkPulse on LinkedIn, Twitter and Facebook.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the applicable securities laws. Forward-looking statements generally are accompanied by words such as "believe," "may," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

These forward-looking statements include, but are not limited to, statements regarding the terms and conditions of the proposed business combination and related transactions disclosed herein, the timing of the consummation of such transactions, assumptions regarding shareholder redemptions and the anticipated benefits and financial position of the parties resulting therefrom. These statements are based on various assumptions and/or on the current expectations of GSD or DarkPulse's management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of GSD and/or DarkPulse. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the amount of redemption requests made by GSD's public shareholders; NASDAQ's approval of GSD's initial listing application; changes in the assumptions underlying DarkPulse's expectations regarding its future business; the effects of competition on DarkPulse's future business; and the outcome of judicial proceedings to which DarkPulse is, or may become a party.

If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that DarkPulse and GSD presently do not know or currently believe are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect expectations, assumptions, plans or forecasts of future events and views as of the date of this press release. DarkPulse and GSD anticipate that subsequent events and developments will cause these assessments to change. However, while DarkPulse and/or GSD may elect to update these forward-looking statements at some point in the future, each of DarkPulse and GSD specifically disclaims any obligation to do so, except as required by applicable law. These forward-looking statements should not be relied upon as representing DarkPulse's or GSD (or their respective affiliates') assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Relations

The Blueshirt Group
Greg McNiff
greg@blueshirtgroup.com

SOURCE DarkPulse, Inc.